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                                                                     EXHIBIT 23



                           CONSENT OF INDEPENDENT AUDITOR




The Administrative Committee of the
PAULA Financial and Subsidiaries
 401(K) Retirement Savings Plan:

I consent to the incorporation by reference in the registration statements (No. 333-42627 and No. 333-45517) on Form S-8 of PAULA Financial and Subsidiaries of my report dated June 9, 2000, relating to the statements of net assets available for plan benefits of PAULA Financial and Subsidiaries 401(K) Retirement Savings Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999, annual report on Form 11-K of PAULA Financial and Subsidiaries 401(K) Retirement Savings Plan.

                                    /s/ Peter T. Manahan
                                        Certified Public Accountant


Pasadena, California
June 23, 2000